    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 1997

                                                      REGISTRATION NO. 333-35473
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4
                                       TO
                                   FORM S-11

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             AEGIS INVESTMENT TRUST

        (Exact name of registrant as specified in governing instruments)

                      2500 CITYWEST BOULEVARD, SUITE 1200
                              HOUSTON, TEXAS 77042

                    (Address of principal executive offices)
                            ------------------------

                               PATRICK A. WALDEN
                             AEGIS INVESTMENT TRUST
                      2500 CITYWEST BOULEVARD, SUITE 1200
                              HOUSTON, TEXAS 77042
                                 (713) 787-0100

                    (Name and address of agent for service)
                            ------------------------

                                   COPIES TO:

        EDWARD L. DOUMA, ESQ.                      CARY K. HYDEN, ESQ.
          Hunton & Williams                      WILLIAM J. CERNIUS, ESQ.
         951 East Byrd Street                        Latham & Watkins
       Richmond, Virginia 23219                   650 Town Center Drive
            (804) 788-8200                     Costa Mesa, California 92626
                                                      (714) 540-1235

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
                                           AMOUNT BEING         OFFERING PRICE          AGGREGATE             AMOUNT OF
TITLE OF SECURITIES BEING REGISTERED      REGISTERED(1)           PER SHARE           OFFERING PRICE       REGISTRATION FEE
Common Shares of beneficial interest,
  $0.01 par value per share..........   11,500,000 shares           $20.00             $230,000,000         $69,697.00(2)

(1) Includes 1,500,000 Common Shares issuable upon exercise of the underwriters' overallotment option.

(2) Registration fee previously paid.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 4 to the registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on the 9th day of December 1997.


                                AEGIS INVESTMENT TRUST
                                A MARYLAND REAL ESTATE INVESTMENT TRUST
                                (REGISTRANT)

                                By:            /s/ PATRICK A. WALDEN
                                     -----------------------------------------
                                                 Patrick A. Walden
                                                 MANAGING DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 9th day of December 1997 by the following persons in the capacities indicated.


          SIGNATURE                       TITLE
------------------------------  --------------------------

                                Managing Director, Trustee
     /s/ PATRICK A. WALDEN        and Co-Chairman of Board
------------------------------    of Trustees (Principal
      Patrick A. Walden           Executive Officer)

                                Managing Director, Trustee
                                  and Co-Chairman of Board
        /s/ JAMES E. DAY          of Trustees (Principal
------------------------------    Financial Officer and
         James E. Day             Principal Accounting
                                  Officer)

                               INDEX TO EXHIBITS


 EXHIBITS
-----------
       1.1**    --      Form of Underwriting Agreement

       3.1*     --      Form of Amended and Restated Declaration of Trust of the Registrant

       3.2*     --      Bylaws of the Registrant

       4.1*     --      Form of Common Share certificate

       5.1**    --      Opinion of Hunton & Williams

       8.1**    --      Opinion of Hunton & Williams as to Tax Matters

      10.1*     --      Form of First Amended and Restated Agreement of Limited Partnership of AEGIS Operating
                          Partnership, L.P.

      10.2*     --      Form of 1997 Plan

      10.3*     --      Form of Stock Contribution Agreement

      10.4*     --      Form of Trustees' Plan

      10.5*     --      Form of Administrative Services Agreement

      10.6**    --      Form of Loan Servicing Agreement

      10.7**    --      Form of Loan Sale Agreement

      10.8**    --      Form of Employment Agreement

      21  *     --      List of Subsidiaries of Registrant

      23.1**    --      Consent of Hunton & Williams (included in Exhibits 5.1 and 8.1)

      23.2*     --      Consent of KPMG Peat Marwick LLP

      23.3*     --      Consent of Dale M. Hanson to being named as a Trustee nominee

      23.4*     --      Consent of Jeffrey A. Toole to being named as a Trustee nominee

      23.5*     --      Consent of James F. Crowley to being named as a Trustee nominee

      23.6*     --      Consent of Jack W. Schakett to being named as a Trustee nominee

      24.1*     --      Powers of Attorney (included on signature page)


------------------------

*   Filed previously.

**  Filed herewith.

*** To be filed by amendment.